Exhibit 99.1

Q32 Bio Announces $55 Million Private Placement Financing

WALTHAM, Mass. – May 27, 2026 /PRNewswire/ — Q32 Bio Inc. (NASDAQ: QTTB) (“Q32 Bio” or “Company”), a clinical stage biotechnology company focused on developing innovative therapies for alopecia areata (AA) and other autoimmune and inflammatory diseases, today announced that it has entered into a securities purchase agreement with certain new and existing institutional and accredited investors for the private placement of common stock and pre-funded warrants for an aggregate of approximately $55 million.

In this private placement, the Company has agreed to issue and sell to such institutional and accredited investors (i) 6,725,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a price of $8.00 per share, and (ii) pre-funded warrants to purchase 150,000 shares of Common Stock, at a price of $7.9999 per pre-funded warrant, which equals the per share price of $8.00 less the exercise price $0.0001 for such pre-funded warrant. The pre-funded warrants are immediately exercisable and will expire when exercised in full. Q32 Bio anticipates the gross proceeds from the private placement to be approximately $55 million, before deducting fees to the placement agents and other offering expenses payable by the Company. The private placement is expected to close on May 28, 2026, subject to customary closing conditions.

The private placement is being led by BVF Partners L.P., with participation from RA Capital Management, OrbiMed, and Atlas Venture.

Morgan Stanley acted as lead placement agent and Oppenheimer & Co. acted as a placement agent in the private placement.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Q32 Bio has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the Shares and the shares of Common Stock issuable upon the exercise of the pre-funded warrants issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or other jurisdiction.

About Q32 Bio

Q32 Bio is a clinical stage biotechnology company whose science targets potent regulators of the adaptive immune system to re-balance immunity and is focused on developing innovative therapies for alopecia areata and other autoimmune and inflammatory diseases. About 700,000 people in the United States live with alopecia areata1, a disease which has a life-altering impact on patients and limited current treatment options. Q32 Bio is advancing bempikibart (ADX-914), a fully human anti-IL-7Rα antibody that re-regulates adaptive immune function, for the treatment of alopecia areata in an ongoing Phase 2 program. The IL-7 and TSLP pathways have been genetically and biologically implicated in driving several T cell-mediated pathological processes in numerous autoimmune diseases.

[1]	National Alopecia Areata Foundation

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, ”forward-looking information”) within the meaning of applicable securities laws. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “excited to”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, ”is positioned”, “estimates”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to the expected timing for the closing of the private placement and the potential exercise of the pre-funded warrants. Statements containing forward-looking information are not historical facts but instead represent management’s current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties and assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the Company’s ability to satisfy the closing conditions for the private placement, Company’s ability to fund its operations and continue as a going concern, its accumulated deficit and the expectation for continued losses and future financial results. Important factors that could cause actual results to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the “Risk Factors” section of the Company’s most recently Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission, and subsequent quarterly reports. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Investors: Brendan Burns

Argot Partners

212.600.1902

Q32Bio@argotpartners.com

Media: David Rosen

Argot Partners

646.461.6387

david.rosen@argotpartners.com